SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported) October 6, 1999



                               LYNCH CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



    Indiana                          1-106                       38-1799862
(State of other                 (Commission File                (IRS Employer
Jurisdiction of                      Number)                    Identification)
Incorporation)




401 Theodore Fremd Avenue, Rye, NY                                 10580

(Address of Principal Executive Offices                           Zip Code



Registrant's Telephone Number, Including Area Code: 914/921-7601

Item 5.           Other Events.

         Registrant's subsidiary, Lynch Systems, Inc. ("LSI"), has settled a lawsuit, that resulted from the sale of certain packaging equipment by a previously owned subsidiary, for $450,000, payable over 3 years. As a result, Registrant expects to take an after-tax charge to operating results of approximately $0.1 million in the third quarter of 1999.

         LSI has received a $14 million order for 4 large glass press machines from an East Asian customer. The presses are to be produced and delivered over approximately 10 months. In connection with the order, LSI has to obtain a substantial credit facility to protect advances by the customer and for working capital.

         The foregoing information contains forward-looking information which is based upon certain assumptions, including obtaining a credit facility. Accordingly, the information is subject to uncertainties, risks and inaccuracies which could be material.

         Pursuant to the requirement of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                Lynch Corporation


                                                By:/s/Robert E. Dolan

                                                      Robert E. Dolan
                                                      Chief Financial Officer
Date: October 6, 1999